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                                                                    Exhibit 99.2

                                (Form of Proxy)

                            SANDPIPER NETWORKS, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                        , 1999

  This Proxy is solicited on behalf of the Board of Directors of the Sandpiper
                                 Networks, Inc.

The undersigned shareholder of Sandpiper Networks, Inc. hereby appoints
                and               , and each of them, with full power of
substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of Sandpiper
Networks, Inc. to be held at 9:00 a.m., local time, on             , 1999, at
225 West Hillcrest Drive, Suite 250, Thousand Oaks, California:

1. To approve and adopt the merger agreement among Digital Island, Inc., Sandpiper Networks, Inc., and Beach Acquisition Corporation, and to approve the merger.

   [_]  FOR[_]  AGAINST[_]  ABSTAIN


  The Board of Directors recommends a vote FOR Proposal No. 1. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR Proposal No. 1 if no specification is made, and will be voted at the discretion of the proxy holders on such other matters as may properly come before the Special Meeting.

  Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.

                                          _____________________________________
                                          Name(s) of Shareholder

                                          _____________________________________
                                          Signature(s) of Shareholder

                                          _____________________________________
                                          (Additional signature if jointly
                                           held)
Dated: ______________________________